As filed with the Securities and Exchange Commission on February 8, 2013

Registration No. 333-185309

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3947402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8659 Research Drive

Irvine, California 92618

(949) 453-6800

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Christine Besnard, Esq.

Executive Vice President and General Counsel

Multi-Fineline Electronix, Inc.

8659 Research Drive

Irvine, California 92618

(949) 453-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey T. Baglio, Esq.

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121-2133

Telephone: (858) 677-1400

Facsimile: (858) 677-1477

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the selling stockholders named in the prospectus contained herein.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No.1 to the Registration Statement on Form S-3 of Multi-Fineline Electronix, Inc. (File No. 333-185309) is being filed solely to file an updated consent of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signatures and exhibit index and is not intended to amend or delete any part of the Registration Statement or Prospectus except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

The attached Index to Exhibits is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, State of California, on February 8, 2013.

MULTI-FINELINE ELECTRONIX, INC.

BY:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Philippe Lemaitre	Chairman of the Board of Directors	February 8, 2013

	/s/ Reza Meshgin Reza Meshgin	President, Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2013

	/s/ Thomas Liguori Thomas Liguori	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	February 8, 2013

	* Benjamin C. Duster, IV	Director	February 8, 2013

	* Kheng-Joo Khaw	Director	February 8, 2013

	* Linda Lim, Ph.D.	Director	February 8, 2013

	* Donald Schwanz	Director	February 8, 2013

	* Roy Chee Keong Tan	Director	February 8, 2013

	* Sam Yau	Director	February 8, 2013

*By	/s/ Reza Meshgin
Reza Meshgin
Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

4.1(1)	Restated Certificate of Incorporation of the Company.

4.2(2)	Second Amended and Restated Bylaws of the Company.

4.3(1)	Form of Common Stock Certificate.

4.4(3)	Amended and Restated Stockholders Agreement dated October 25, 2005 among Multi-Fineline Electronix, Inc., Wearnes Technology (Private) Limited, United Wearnes Technology Pte Ltd, and WBL Corporation Limited.

4.5(4)	Registration Rights Agreement dated November 30, 2012 among Multi-Fineline Electronix, Inc., Wearnes Technology (Private) Limited, United Wearnes Technology Pte Ltd, and WBL Corporation Limited.

5.1**	Opinion of Morrison & Foerster LLP.

23.1***	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	Previously filed with the Registration Statement on Form S-3 (File No. 333-185309) filed with the SEC on December 6, 2012.
***	Filed herewith.
(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-114510) declared effective by the Securities and Exchange Commission (“SEC”), on June 24, 2004.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2009 (File No. 000-50812).
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2005 (File No. 000-50812).
(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 3, 2012.

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